Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2022, with respect to the consolidated financial statements of Candel Therapeutics, Inc. incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia
March 29, 2022